ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

*150101*

| Filed in the office of | Document Number 20140369563-19 |
| --- | --- |
| Ross Miller Secretary of State State of Nevada | Filing Date and Time 05/20/2014 2:20 PM |
| | Entity Number C6791-2001 |

# Certificate of Designation
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

Broadleaf Capital Partners, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

Nine Hundred (900) shares of preferred stock, $0.01 par value per share, are hereby designated Series C Convertible Preferred Stock, having preferences as to dividends and distributions, and rights and preferences as more particularly described in the attachment hereto. The Series C Convertible Preferred Stock shall have voting rights as required by the Nevada Revised Statutes and as set forth in Section 5 of the attachment. [See Attachment]

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X

Signature of Officer

**Filing Fee: $175.00**

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*

Nevada Secretary of State Stock Designation
Revised: 3-6-09

**UNANIMOUS WRITTEN CONSENT OF THE**
**BOARD OF DIRECTORS**
**OF**
**BROADLEAF CAPITAL PARTNERS, INC.**
**a Nevada corporation,**
**LIEU OF A SPECIAL MEETING**

We, the undersigned, being all of the members of the Board of Directors of Broadleaf Capital Partners, Inc., a corporation organized under the laws of the State of Nevada (the "Corporation"), do by this writing unanimously consent to take the following actions and adopt the following resolutions in accordance with the terms of Section 78.315 of the Nevada Revised Statutes:

**WHEREAS**, the Company currently has authorized for issuance Two Hundred Fifty Million (250,000,000) shares of common stock, par value $0.001 per share (the "Common Stock") and Ten Million (10,000,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock"); and

**WHEREAS,** the Company has previously designated a Series A Preferred Stock consisting of Nine Hundred (900) shares and a Series B Preferred Stock consisting of Three Hundred Thousand (300,000) shares; and

**WHEREAS**, the Board has the power, pursuant to Article 4 of the Company's Articles of Incorporation (the "Articles") to authorize the issue from time to time of one or more series of Preferred Stock and, with respect to each such series, to fix by the resolution or resolutions providing for the issue of such series, the number of shares of each such series, and the voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions; and

**WHEREAS**, the Board has determined that it is in the best interests of the Company to provide for the designation of Nine Hundred (900) shares of the Preferred Stock as Series C Convertible Preferred Stock, having a par value of $0.01 per share (the "Series C Preferred Stock"):

WHEREAS, it is the intent of the Company and of the holder of the Series A Preferred Stock to exchange the issued and outstanding shares of Series A Preferred Stock for shares of Series C Preferred Stock and to cancel the shares of the Series A Preferred Stock; and therefore, it is

**RESOLVED**, that the Board hereby fixes the powers, designations, preferences, and relative, participating, optional and other special rights of the shares of the Series C Preferred Stock, as follows:

## SECTION 1

## DESIGNATION AND RANK

**1.1. Designation.** There is hereby created out of the authorized and unissued shares of Preferred Stock of the Company a single series of Preferred Stock, the designation of which shall be Series C Convertible Preferred Stock, having par value $0.01 per share. The number of authorized shares constituting the Series C Preferred Stock is Nine Hundred (900).

**1.2. Rank.** With respect to the payment of dividends and other distributions on the capital stock of the Company, including the distribution of the assets of the Company upon liquidation, winding up or dissolution, the Series C Preferred Stock shall rank senior to the Common Stock.

## SECTION 2

## DIVIDEND RIGHTS

**2.1. Dividends and Distributions.** Each holder of shares of Series C Preferred Stock shall be entitled to receive dividends or distributions on each such share of Series C Preferred Stock on an "as converted" into Common Stock basis as provided in Section 4 hereof when and if dividends are declared on the Common Stock by the Board. Dividends shall be paid in cash or property, as determined by the Board.

## SECTION 3

## LIQUIDATION RIGHTS

**3.1 Liquidation Preference**. There shall be no preference in favor of the holders of the Series C Preferred Stock over the holders of Common Stock or other series of Preferred Stock upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (collectively, "Liquidation"). Upon any Liquidation, the entire net assets of the Company shall be distributed among the holders of the Series C Preferred Stock (on an "as converted basis" into Common Stock), the other series of Preferred Stock subject to the terms of their certificates of designation, and Common Stock, ratably in proportion to each such holder's percentage ownership of the Common Stock of the Company on a fully diluted basis, and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Board), or both, at the election of the Board.

## SECTION 4

## CONVERSION RIGHTS

**4.1. Conversion.** Each holder of Series C Preferred Stock shall have the right to convert any or all of the shares of Series C Preferred Stock into Common Stock. Each share of Series C Preferred Stock shall be convertible (the "Conversion Rights"), at the option of the holder thereof, at any time, and from time to time, after the date of issuance of such share (subject to Section 4.5 hereof), at the office of the Company or any transfer agent for the Series C Preferred

Stock, into One Hundred Thousand (100,000) shares of Common Stock. The shares of Common Stock received upon the exercise of Conversion Rights shall be fully paid and non-assessable shares of Common Stock.

4.2. Adjustments. The Conversion Rights of the Series C Preferred Stock as described in Section 4.1 above shall be adjusted from time to time as follows:

(a) In the event of any reclassification of the Common Stock or recapitalization involving Common Stock (including a subdivision, or combination of shares or any other event described in this Section 4.2) the holder of Series C Preferred Stock shall thereafter be entitled to receive, and provision shall be made therefore in any agreement relating to the reclassification or recapitalization, upon conversion of the Series C Preferred Stock, the kind and number of shares of Common Stock or other securities or property (including cash) to which such holder of Series C Preferred Stock would have been entitled if he had held the number of shares of Common Stock into which the Series C Preferred Stock was convertible immediately prior to such reclassification or recapitalization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holder of the Series C Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities, or property thereafter receivable upon conversion of the Series C Preferred Stock. An adjustment made pursuant to this subparagraph (a) shall become effective at the time at which such reclassification or recapitalization becomes effective. Prior to January 1, 2016, notwithstanding the foregoing, in no event, however, shall the number of Series C Preferred Stock or the number of shares of Common Stock into which the Series C Preferred Stock is convertible be subject to any adjustment resulting from a reverse split of the Common Stock.

(b) In the event the Company shall declare a distribution payable in securities of other entities or persons, evidences of indebtedness issued by the Company or other entities or persons, assets (excluding cash dividends) or options or rights not referred to in Section 4.2(a) above, the holder of the Series C Preferred Stock shall be entitled to a proportionate share of any such distribution as though he was the holder of the number of shares of Common Stock of the Company into which his shares of Series C Preferred Stock are convertible as of the record date fixed for the determination of the holders of shares of Common Stock of the Company entitled to receive such distribution or if no such record date is fixed, as of the date such distribution is made.

**4.3. Procedures for Conversion.**

(a) In order to exercise the Conversion Rights pursuant to Section 4.1 above, the holder shall deliver an irrevocable written notice of such exercise to the Company at its principal office (the "Notice of Conversion"). The holder shall, upon the conversion of Series C Preferred Stock in accordance with this Section 4, surrender the certificate representing such shares of Series C Preferred Stock to the Company, at its principal office, and specify the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. In case the holder shall specify a name or names other than that of the holder, such notice shall be accompanied by payment of all transfer taxes (if transfer is to a person or entity other

than the holder thereof), if any, payable upon the issuance of shares of Common Stock in such name or names. Within five (5) business days of the receipt of the Notice of Conversion, the Company shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and non-assessable shares of Common Stock to which the holder shall be entitled. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the date of receipt by the Company of any Notice of Conversion pursuant to this Section 4.3(a), upon the occurrence of any event specified therein. Upon conversion of a share of Series C Preferred Stock, such share shall cease to constitute a share of Series C Preferred Stock and shall represent only a right to receive shares of Common Stock into which it has been converted.

(b) Beginning as of the date hereof, the Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Company issuable upon complete the conversion of the shares of Series C Preferred Stock. In the event that the Company does not have a sufficient number of shares of authorized but unissued shares of Common Stock necessary to satisfy the full conversion of shares of Series C Preferred Stock, then the Company shall call and hold a meeting of the stockholders within thirty (30) calendar days of such occurrence for the sole purpose of increasing the number of authorized shares of Common Stock. The Board shall recommend to stockholders a vote in favor of such proposal and shall vote all shares held by them, in proxy or otherwise, in favor of such proposal. This remedy is not intended to limit the remedies available to the holder of the Series C Preferred Stock, but is intended to be in addition to any other remedies, whether in contract, at law or in equity.

4.4. **Notices of Record Date.** In the event that the Company shall propose at any time: (i) to declare any dividend or distribution upon any class or series of capital stock, whether in cash, property, stock or other securities; (ii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iii) to merge or consolidate with or into any other corporation, or to sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall mail to the holder of Series C Preferred Stock: at least ten (10) calendar days' prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in clauses (ii) and (iii) in this Section 4.4, and in the case of the matters referred to in this Section 4.4 (ii) and (iii), written notice of such impending transaction not later than ten (10) calendar days prior to the stockholders' meeting called to approve such transaction, or ten (10) calendar days prior to the closing of such transaction, whichever is earlier, and shall also notify such holder in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction (and specify the date on which the holders of shares of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event) and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than ten (10) calendar days after the Company has given the first notice provided for herein or sooner than ten (10) calendar days after the Company has given notice of any material changes provided for herein.

**4.5 Limitations of Conversion.** The Conversion Rights specified herein shall be subject to the following limitation: The holders of the shares of Series C Preferred Stock may not exercise their Conversion Rights until such time as the Company has sufficient authorized shares of Common Stock in compliance with Section 4.3(b) of this Agreement.

## SECTION 5

## VOTING RIGHTS

**5.1. General.** On all matters, the holders of Series C Preferred Stock and the holders of Common Stock shall vote together and not as separate classes and the Series C Preferred Stock shall be counted on an "as converted" basis times 60. Notwithstanding the foregoing, to the fullest extent permitted by law, the holders of Common Stock shall not be entitled to vote on any proposal, action or amendment that affects the rights, powers, preferences, qualifications, powers or restrictions of the Series C Preferred Stock.

## SECTION 6

## REDEMPTION

**6.1. General.** The Company shall have no right of redemption of the Series C Preferred Stock without the written consent of all holders of the Series C Preferred Stock.

## SECTION 7

## MISCELLANEOUS

**6.1. Headings of Subdivisions.** The headings of the various Sections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

**6.2. Severability of Provisions.** If any right, preference or limitation of the Series C Preferred Stock set forth herein (as this resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

**6.3 Prohibition on Issuance of Additional Shares of Preferred Stock.**
Commencing as of the date hereof, the Company shall not issue any shares of any series of preferred stock without the prior written consent of the Holders of the Series C Preferred Stock.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

*090401*

| Filed in the office of | Document Number 20140376003-96 |
|---|---|
| Ross Miller Secretary of State State of Nevada | Filing Date and Time 05/22/2014 3:13 PM |
| | Entity Number C6791-2001 |

# Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Correction

**(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)**

1. The name of the entity for which correction is being made:

Broadleaf Capital Partners, Inc.

2. Description of the original document for which correction is being made:

Certificate of Designation - Series C Convertible Preferred Stock

3. Filing date of the original document for which correction is being made: 5-20-14

4. Description of the inaccuracy or defect:

There was a clerical error in the calculation of Voting Rights under Section 5.1, the number should have been 6 instead of 60.

5. Correction of the inaccuracy or defect:

5.1. General. On all matters, the holders of Series C Preferred Stock and the holders of Common Stock shall vote together and not as separate classes and the Series C Preferred Stock shall be counted on an "as converted" basis times 6. Notwithstanding the foregoing, to the fullest extent permitted by law, the holders of Common Stock shall not be entitled to vote on any proposal, action or amendment that solely affects the rights, powers, preferences, qualifications, powers or restrictions of the Series C Preferred Stock.

6. Signature:

X

**Authorized Signature** | Secretary **Title *** | 5-22-14 **Date**

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*